UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________
FORM 8-K
_____________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 26, 2020

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, $0.01 par value	SFBC	The NASDAQ Stock Market LLC
Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07           Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 26, 2020. Holders of record of the Company’s common stock at the close of business on March 27, 2020, were entitled to vote on three proposals at the annual meeting. The final voting results of each proposal are set forth below.

Proposal 1 – Election of Directors

The Company’s shareholders approved the election of David S. Haddad, Jr. as director of the Company for a term to expire in the year 2023.

David S. Haddad, Jr.
For	1,461,292
Withheld	59,941
Broker Non-Vote	317,930

Proposal 2 - Advisory (Non-binding) Vote on Executive Compensation

The Company’s shareholders approved the advisory (non-binding) vote on executive compensation.

Number of Votes
For	1,114,589
Against	81,077
Abstain	325,567
Broker Non-Votes	317,930

Proposal 3 - Ratification of Independent Registered Public Accounting Firm

The Company’s shareholders ratified the appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Number of Votes
For	1,822,087
Against	2,165
Abstain	14,911

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date: May 27, 2020	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
President and CEO